                                                                      EXHIBIT 10

                            DRINKER BIDDLE & REATH
                      Philadelphia National Bank Building
                             1345 Chestnut Street
                         Philadelphia, PA  19107-3496
                          Telephone:  (215) 988-2700
                             Fax:  (215) 988-2757


                                March 11, 1997


M.S.D.& T. Funds, Inc.
Two Hopkins Plaza
Baltimore, Maryland  21201


     RE:  SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 18 TO
          REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-27491)
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to M.S.D.& T. Funds, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 18 to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, registering 81,063,691 shares of the Company's Common Stock, $.001 par value per share, to be issued and sold by the Company. The registration of such Common Stock has been made in reliance upon Rule 24e-2 under the Investment Company Act of 1940, as amended.

     In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of giving this opinion. We express no opinion concerning the laws of any jurisdiction other than the Maryland General Corporation Law and the federal law of the United States of America.

     Based upon the foregoing, it is our opinion that the foregoing shares of Common Stock, when issued for payment as described in the Company's Prospectuses and in accordance with the Company's Articles of Incorporation for not less than $.001 per share, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

M.S.D. & T. Funds, Inc.
March 11, 1997
Page 2


     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 18 to the Company's Registration Statement.


                             Very truly yours,

                             /s/ DRINKER BIDDLE & REATH

                             DRINKER BIDDLE & REATH